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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our report dated February 18, 1998, except as to the information presented in
Note 5 for which the date is March 9, 1998 on our audits of the consolidated financial statements of Kendle International Inc.; and of our report dated March 27, 1998 on our audits of the financial statements of ACER/EXCEL INC. We also consent to the reference to our firm under the caption "Experts" and "Selected Financial Data".

Coopers & Lybrand LLP

Cincinnati, Ohio
May 20, 1998